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                                                                 EXHIBIT 21.1


                SUBSIDIARIES OF OUTSOURCING SERVICES GROUP, INC.

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NAME                                      JURISDICTION OF ORGANIZATION
----                                      ----------------------------
Aerosol Services Company, Inc.            California
Kolmar Laboratories, Inc.                 Delaware
Piedmont Laboratories, Inc.               Georgia
Acupac Packaging, Inc.                    New Jersey
Precision Packaging and Services, Inc.    Ohio
OSG Ivers-Lee Inc.                        Ontario
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